UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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GOODRICH PETROLEUM CORPORATION

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Goodrich Petroleum Corporation

Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2005

To the Stockholders:

The annual meeting of the stockholders of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), will be held at the Lancaster Hotel, 701 Texas Avenue, Houston, Texas 77002, on May 24, 2005, at 11:00 a.m. local time, for the following purposes:

1.	To elect three Class I directors to serve until the Annual Meeting of Stockholders in 2008; and

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005; and

3.	To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

The close of business on April 8, 2005, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

You are cordially invited to attend the annual meeting. It is important that your shares be represented at the meeting regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy promptly. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

By Order of the Board of Directors

Walter G. “Gil” Goodrich
Vice Chairman and Chief Executive Officer

April 8, 2005

Houston, Texas

Goodrich Petroleum Corporation

808 Travis Street

Suite 1320

Houston, Texas 77002

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), for use at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Lancaster Hotel, 701 Texas Avenue, Houston, Texas 77002, on May 24, 2005, at 11:00 a.m. local time, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, directors, officers and employees of the Company may solicit proxies by fax, telex, telephone and personal interview. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of shares of the Company’s common stock (the “Common Stock”). The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent to stockholders is April 20, 2005.

A proxy may be revoked at any time (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

Only holders of record of shares of Common Stock at the close of business on April 8, 2005 (the “Record Date”) will receive notice of and will be entitled to vote at the Annual Meeting. At the close of business on April 8, 2005, the Company had 21,050,430 shares of Common Stock outstanding. Holders of record of shares of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

The Company’s annual report to stockholders for the year ended December 31, 2004, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

PROPOSAL 1—ELECTION OF DIRECTORS

General

Three directors are to be elected at the annual meeting. The Company’s Bylaws provide for a classified Board of Directors. The Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company’s Annual Meetings of Stockholders in 2005, 2006 and 2007. Josiah T. Austin, Geraldine A. Ferraro and Gene Washington have been nominated to serve as Class I directors and, if elected, will serve until the Company’s 2008 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The remaining directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2006 or 2007.

A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. “Plurality” means that the nominees who receive the largest number of votes cast, assuming a quorum is present or represented by proxy at the Annual Meeting, will be elected as directors. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of the election. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the Class I nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Directors and Director Nominees

The following table sets forth certain information as of April 8, 2005 for each nominee for director and for each director including their name, age and position with the Company:

Class I Directors—Terms Expiring at the 2008 Annual Meeting (if elected)
Name	Age	Position
Josiah T. Austin	58	Director
Geraldine A. Ferraro	69	Director
Gene Washington	58	Director

Class II Directors—Terms Expiring at the 2006 Annual Meeting
Name	Age	Position
Henry Goodrich	74	Chairman-Emeritus of the Board, Director
Patrick E. Malloy, III	62	Chairman of the Board of Directors
Michael J. Perdue	51	Director
Steven A. Webster	53	Director

Class III Directors—Terms Expiring at the 2007 Annual Meeting
Name	Age	Position
Walter G. Goodrich	46	Vice Chairman, Chief Executive Officer and Director
John T. Callaghan	50	Director
Arthur A. Seeligson	46	Director

Directors Up for Reelection

Josiah T. Austin is the managing member of El Coronado Holdings, L.L.C., a privately owned investment holding company. He and his family own and operate agricultural properties in the state of Arizona and Sonora, Mexico through El Coronado Ranch & Cattle Company, L.L.C. and other entities. Mr. Austin previously served on the Board of Directors of Monterey Bay Bancorp of Watsonville, California, and is a prior board member of New York Bancorp, Inc., which merged with North Fork Bancorporation, Inc. (NYSE) in early 1998. He was elected to the Board of Directors of North Fork Bancorporation, Inc. in May 2004. He became one of the Company’s directors in August 2002.

Geraldine A. Ferraro is an Executive Vice President and head of the public affairs practice of The Global Consulting Group, a New York-based international investor relations and corporate communications firm providing advisory services to public companies, private firms and governments around the world. Ms. Ferraro serves as a Board member of the National Democratic Institute of International Affairs and a member of the Council on Foreign Relations and was formerly United States Ambassador to the United Nations Human Rights Commission. Ms. Ferraro has been affiliated with numerous public and private sector organizations, including serving as a director of the former New York Bancorp, Inc., a NYSE-listed company. She was elected to the Company’s Board of Directors in August 2003.

Gene Washington is the Director of Football Operations with the National Football League in New York. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University prior to assuming his present position with the NFL in 1994. Mr. Washington serves and has served on numerous corporate and civic boards, including serving as a director of the former New York Bancorp, Inc., a NYSE-listed company. He was elected to the Company’s Board of Directors in June 2003.

Directors with Terms Expiring in 2006 and 2007

Patrick E. Malloy, III became Chairman of the Board of Directors in February 2003. He has been President and Chief Executive Officer of Malloy Enterprises, Inc., a real estate and investment holding company, since 1973. In addition, Mr. Malloy served as a director of North Fork Bancorporation, Inc. (NYSE) from 1998 to 2002 and was Chairman of the Board of New York Bancorp, Inc. (NYSE) from 1991 to 1998. He joined the Company’s Board in May 2000.

Walter G. “Gil” Goodrich became Vice Chairman of the Board of Directors in February 2003. He has served as the Company’s Chief Executive Officer since August 1995. Mr. Goodrich was Goodrich Oil Company’s Vice President of Exploration from 1985 to 1989 and its President from 1989 to August 1995. He joined Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company, as an exploration geologist in 1980. Gil Goodrich is the son of Henry Goodrich. He has served as one of the Company’s directors since August 1995.

Henry Goodrich is the Chairman of the Board of Directors—Emeritus. Mr. Goodrich began his career as an exploration geologist with the Union Producing Company and McCord Oil Company in the 1950’s. From 1971 to 1975, Mr. Goodrich was President, Chief Executive Officer and a partner of McCord-Goodrich Oil Company. In 1975, Mr. Goodrich formed Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company. He was elected to the Company’s board in August 1995, and served as Chairman of the Board from March 1996 through February 2003. Mr. Goodrich is also a director of Pan American Life Insurance Company. Henry Goodrich is the father of Walter G. Goodrich.

John T. Callaghan is the Managing Partner of Callaghan & Nawrocki, L.L.P, an audit, tax and consulting firm located on Long Island, New York. He is a Certified Public Accountant and a member of the Association of Certified Fraud Examiners. He was employed by a major accounting firm from 1979 until 1986, at which time he formed his present firm. Mr. Callaghan also serves as a director and chairman of the Finance Committee of both Andrea Systems, Inc. and the Friends of Long Island Heritage. He was elected to the Company’s Board of Directors in June 2003.

Michael J. Perdue is the President and Chief Executive Officer of Community Bancorp Inc., a publicly traded bank holding company based in Escondido, California. Prior to assuming his present position in July 2003, Mr. Perdue was Executive Vice President of Entrepreneurial Corporate Group and President of its subsidiary, Entrepreneurial Capital Corporation. From September 1993 to April 1999, Mr. Perdue served in executive positions with Zions Bancorporation and FP Bancorp, Inc., until FP Bancorp’s acquisition by Zions Bancorporation in May 1998. He was elected to the Company’s Board of Directors in January 2001.

Arthur A. Seeligson is currently engaged in the management of his personal investments in Houston, Texas. From 1991 to 1993, Mr. Seeligson was a Vice President, Energy Corporate Finance, at Schroder Wertheim & Company, Inc. From 1993 to 1995, Mr. Seeligson was a Principal, Corporate Finance, at Wasserstein, Perella & Co. He was primarily engaged in the management of his personal investments from 1995 through 1997. He was a managing director with the investment banking firm of Harris, Webb & Garrison from 1997 to June 2000. He has served as one of the Company’s directors since August 1995.

Steven A. Webster is the Chairman of Global Energy Partners, an affiliate of the Merchant Banking Division of Credit Suisse First Boston, which makes private equity investments in the energy industry. He was Chairman and Chief Executive Officer of Falcon Drilling Company, a marine oil and gas drilling contractor from 1988 to 1997, and was President and Chief Executive Officer of its successor, R&B Falcon Corporation from 1998 to 1999. Mr. Webster is Chairman of the Board of Carrizo Oil & Gas, Inc., a NASDAQ traded oil and gas exploration company, and serves on the board of directors of numerous other public and private companies, primarily in the energy industry. He was elected to the Company’s Board of Directors in August 2003.

Executive Officers of the Company

The following table sets forth the names, ages and titles of the executive officers of the Company, as of April 8, 2005. The table excludes Walter G. Goodrich, Vice Chairman and Chief Executive Officer, who is also a director of the Company.

Name	Age	Position
Robert C. Turnham, Jr.	47	President and Chief Operating Officer
Mark E. Ferchau	51	Executive Vice President
D. Hughes Watler, Jr.	56	Senior Vice President, Chief Financial Officer and Treasurer
James B. Davis	42	Senior Vice President, Engineering and Operations

Robert C. Turnham, Jr. has served as the Company’s Chief Operating Officer since August 1995 and became President and Chief Operating Officer in February 2003. He has held various positions in the oil and natural gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil. In 1984, he formed Turnham Interests, Inc. to pursue oil and natural gas investment opportunities. From 1993 to August 1995, he was a partner in and served as President of Liberty Production Company, an oil and natural gas exploration and production company.

Mark E. Ferchau became Executive Vice President of the Company in April 2004. From February 2003 to April 2004, he served as the Company’s Senior Vice President, Engineering and Operations, after initially joining the Company as Vice President, Engineering and Operations, in September 2001. Mr. Ferchau previously served as Production Manager for Forcenergy Inc from 1997 to 2001 and as Vice President, Engineering of Convest Energy Corporation from 1993 to 1997. Prior thereto, Mr. Ferchau held various positions with Wagner & Brown, Ltd. and other independent oil and gas companies.

D. Hughes Watler, Jr. joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in March 2003. Mr. Watler is a former partner of Price Waterhouse LLP in their Houston and Tulsa offices, and was the Chief Financial Officer of Texoil, Inc, a public exploration & production company from 1992 to 1995, as well as XPRONET Inc., a private international oil & gas exploration company from 1998 to 2002. From 1995 to 1998, Mr. Watler served as the Corporate Controller for TPC Corporation, a NYSE listed midstream natural gas company.

James B. Davis became Senior Vice President, Engineering and Operations, of the Company in January 2005. From February 2003 to December 2004, he served as the Company’s Vice President, Engineering and Operations, after initially joining the Company as Manager, Engineering and Operations, in March 2002. Mr. Davis consulted as an independent drilling engineer from 2001 to 2002 and served as Senior Staff Drilling Engineer for Forcenergy Inc. from 2000 to 2001. Mr. Davis worked for Texaco E&P Inc. from 1987 to 2000 on various production and rig operations assignments.

General Information about the Board of Directors and its Committees

The Board of Directors held nine meetings in 2004. The Company does not have a formal policy regarding director attendance at Board meetings. However, the Board of Directors must consider a director’s history of attendance at Board and Committee meetings as well as the director’s preparation for and participation in such meetings when considering the director for renomination to the Board. Except for Mr. Perdue, all of the Company’s directors, who were in office at the time of the 2004 Annual Meeting of Stockholders, attended last year’s annual meeting.

The Company’s non-management directors have met separately in executive session without any members of management present. Mr. Austin has been designated as the director to preside over executive sessions of non-management directors. If any of the Company’s non-management directors were to fail to meet the NYSE’s criteria for independence, then the independent directors would meet separately at least once a year in accordance with the rules of the NYSE.

Standing Committees of the Board of Directors

The Board of Directors of the Company had four standing committees during 2004: Executive Committee, Audit Committee, Compensation Committee and Hedging Committee. The membership and functions of each committee are described below. The Executive Committee, Audit Committee, Compensation Committee and Hedging Committee met three, ten, four and twelve times, respectively, in 2004. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee on which such director served.

Executive Committee.    The members of the Executive Committee are Messrs. Malloy, Gil Goodrich, Henry Goodrich and Seeligson, with Mr. Malloy serving as Chairman. The Executive Committee is delegated the authority to approve any actions that the Board of Directors could approve, except to the extent restricted by law or by the Company’s Restated Certificate of Incorporation or Bylaws.

Audit Committee.    The members of the Audit Committee are Messrs. Perdue, Callaghan and Seeligson and Ms. Ferraro. Mr. Perdue is Chairman of the Audit Committee. The functions of the Audit Committee are to recommend to the Board of Directors the independent registered public accounting firm to be engaged to audit our financial statements, meet with the auditors and our financial management to review with them our significant accounting policies and its internal controls, provide opportunities for the auditors to meet with the Audit Committee and our officers, discuss matters discussed at Audit Committee meetings with the full Board of Directors, investigate any matters brought to its attention within the scope of its duties, review and assess the adequacy of the Audit Committee charter on an annual basis, and have general responsibility in connection with related matters. See “Audit Committee Report” below.

The Audit Committee was designated by the Board of Directors to perform certain corporate governance functions until such time as the Company establishes a separate corporate governance committee of the Board of Directors. Those functions include assisting the Board of Directors in identifying individuals qualified to become members of the Board of Directors and recommending to the Board the slate of directors to be nominated by the Board at the Annual Stockholders Meeting and any director to fill a vacancy on the Board. The Audit Committee will also assist the Executive Committee in recommending directors to be appointed to committees of the Board, including in the event of vacancies. The revised Audit Committee charter and the Company’s Code of Business Conduct and Ethics, which was also approved by the Audit Committee in February 2004, may be found on the Company’s website at www.goodrichpetroleum.com/about.us/corporate.governance.htm.

Compensation Committee.    The members of the Compensation Committee are Messrs. Austin, Seeligson, Washington and Webster. Mr. Austin is Chairman of the Compensation Committee. The Compensation Committee’s functions include the general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee makes recommendations to the Board of Directors on compensation of all of our officers, the granting of awards under and administering our stock option and other benefit plans, and adopting and changing our major compensation policies and practices. See “Compensation Committee Report” below. The Compensation Committee charter may be found on the Company’s website at www.goodrichpetroleum.com/about.us/corporate.governance.htm.

Hedging Committee.    Members of the Hedging Committee are Messrs. Malloy, Austin and Gil Goodrich, with Mr. Malloy serving as Chairman. The Hedging Committee’s principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of the Company’s oil and gas production.

Director Nomination Process

When the Company’s Chairman of the Board, Chief Executive Officer, or other board member identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the Board, the Board of Directors, with assistance from the Audit Committee in its corporate governance role, initiates a search by seeking input from board members and senior management. The Board of Directors will also consider recommendations for nominees for directors submitted by stockholders. The Chairman of the Board and the Chief Executive Officer interviews prospective candidate(s). The Board of Directors offers other board members the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s). The final candidate(s) are nominated by the Board or elected to fill a vacancy.

Director Qualifications

When identifying director nominees, the Board of Directors, with assistance from the Audit Committee in its corporate governance role, will consider the following:

•	The person’s reputation, integrity and (for NYSE and SEC purposes) independence;

•	The person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the board and the current state of the company and the energy industry generally at the time of determination;

•	The number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the company;

•	The person’s knowledge of a major geographical area in which the company operates; and

•	The person’s age.

In the case of current directors being considered for renomination, the Committee will also take into account the director’s history of attendance at board and committee meetings, the director’s tenure as a member of the board and the director’s preparation for and participation in such meetings.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director or committee of the Board by writing to them c/o Chief Financial Officer, 808 Travis Street, Suite 1320, Houston, Texas 77002. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 8, 2005 by:

•	each person known by us to beneficially own 5% or more of our common stock;

•	each of the named executive officers and each of our directors; and

•	all of our officers and directors as a group.

Percentage of ownership is based on 21,050,430 shares of common stock outstanding as of April 8, 2005. Beneficial ownership is calculated based on SEC requirements. Unless otherwise indicated below, each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. To the Company’s knowledge, there are no beneficial owners of 5% or greater of the Company’s common stock, as of April 8, 2005, other than the first three named executive officers and directors shown below.

	Beneficial Ownership
Named Executive Officers and Directors	Amount	Percent
Patrick E. Malloy, III(1)	5,233,609	24.6
Josiah T. Austin(2)	4,951,441	23.5
Walter G. Goodrich(3)	1,347,479	6.4
Henry Goodrich(4)	502,125	2.4
Robert C. Turnham, Jr.(5)	203,047	1.0
John T. Callaghan	170,491	0.8
Steven A. Webster	76,141	0.4
Michael J. Perdue(6)	72,000	0.3
Arthur A. Seeligson(7)	51,314	0.2
Geraldine A. Ferraro(8)	38,041	0.2
James B. Davis(9)	34,418	0.2
Gene Washington	24,641	0.1
Mark E. Ferchau	17,412	0.1
D. Hughes Watler, Jr	8,917	*
Directors and Executive Officers as a Group (14 persons)(10)	12,250,951	57.3

*	Less than 1%.
(1)	Includes the following securities: (a) 4,639,147 shares of common stock held by Mr. Malloy on his own behalf, (b) 55,538 shares of common stock issuable upon conversion of 133,185 shares of Series A preferred stock, (c) 177,750 shares of common stock held in a trust for the benefit of Katherine C. Malloy, (d) 9,712 shares of common stock issuable upon conversion of 23,545 shares of Series A Convertible Preferred Stock held in a trust for the benefit of Katherine C. Malloy, (e) 177,750 shares of common stock held in a trust for the benefit of Maggie Malloy, (f) 9,712 shares of common stock issuable upon conversion of 23,545 shares of Series A Convertible Preferred Stock held in a trust for the benefit of Maggie Malloy, and (g) currently exercisable options to purchase 164,000 shares of common stock. Mr. Malloy’s address is Bay Street at the Waterfront, Sag Harbor, New York 11963.

(2)	Includes the following securities: (a) 4,778,500 shares of common stock held by El Coronado Holdings, LLC (“ECH”) over which Mr. Austin serves as the sole Managing Member, (b) 55,641 shares of common stock held by Mr. Austin on his own behalf, (c) 19,600 shares of common stock held in a trust for the benefit of Valerie Gordon of which Mr. Austin is trustee, (d) 21,300 shares of common stock held in a trust for benefit of Matthew Lowery of which Mr. Austin is trustee, (e) 23,300 shares of common stock held in a trust for the benefit of Christine Lowery of which Mr. Austin is trustee (f) 49,100 shares of common stock held in a trust for the benefit of Austin—Clark Life Insurance of which Mr. Austin is trustee and (g) currently exercisable options to purchase 4,000 shares of common stock. As the sole Managing Member of ECH, Mr. Austin shares with ECH the power to vote or to direct the vote or the disposition of the 4,778,500 shares of common stock held by ECH. Mr. Austin has the sole power to vote or to direct the vote or to dispose or to direct the disposition of 113,300 shares of common stock. The address of Mr. Austin is 12626 E. Turkey Creek Road, Pearce, Arizona 85625.
(3)	Includes the following securities held by Walter G. Goodrich on his own behalf: (a) 484,278 shares of common stock, and (b) 1,667 shares of common stock issuable upon conversion of 4,000 shares of Series A preferred stock. In addition, includes (c) 480,125 shares of common stock held by HGF Partnership, a Louisiana partnership, in which Walter G. Goodrich owns an indirect general partnership interest and (d) 381,409 shares of common stock owned by Goodrich Energy, Inc., a corporation with respect to which Walter G. Goodrich is the sole stockholder. As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership’s assets, including the right to acquire and convey property on behalf of the partnership. However, Walter G. Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership. Walter G. Goodrich exercises sole voting and investment power with respect to the shares held by Goodrich Energy, Inc. Walter G. Goodrich’s address is 808 Travis St., Suite 1320, Houston, Texas 77002.
(4)	Includes the following securities: (a) 480,125 shares of common stock held by HGF Partnership and (b) currently exercisable options to purchase 22,000 shares of common stock. As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership’s assets, including the right to acquire and convey property on behalf of the partnership. However, Walter G. Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership. Henry Goodrich’s address is 333 Texas Street, Suite 1375, Shreveport, Louisiana 71101.
(5)	Includes the following securities held by Mr. Turnham on his own behalf: (a) 151,955 shares of common stock, (b) 2,500 shares of common stock issuable upon the conversion of 6,000 shares of Series A preferred stock and (c) currently exercisable options to purchase 17,500 shares of common stock. In addition, includes the following securities held by Mr. Turnham’s wife: (a) 27,550 shares of common stock and (b) 3,542 shares of common stock issuable upon conversion of 8,500 shares of Series A preferred stock. Mr. Turnham’s address is 808 Travis Street, Suite 1320, Houston, Texas 77002.
(6)	Includes 72,000 shares of common stock held by a family trust of which Mr. Perdue is the trustee. Mr. Perdue’s address is 900 Canterbury Place, Suite 300, Escondido, CA 92025.
(7)	Includes the following securities: (a) 26,314 shares of common stock held by Mr. Seeligson on his own behalf and (b) currently exercisable options to purchase 25,000 shares of common stock. Mr. Seeligson’s address is 808 Travis Street, Suite. 2200, Houston, Texas 77002.
(8)	Includes the following securities: (a) 28,041 shares of common stock held by Ms. Ferraro on her own behalf and (b) 10,000 shares of common stock held by Ms. Ferraro’s husband. Ms. Ferraro’s address is 22 Courtlandt Street, 14th Floor, New York, New York 10007.
(9)	Includes the following securities: (a) 9,418 shares of common stock held by Mr. Davis on his own behalf and (b) currently exercisable options to purchase 25,000 shares of common stock.
(10)	The number of shares of common stock beneficially owned by all executive officers and directors as a group includes the following securities: (a) 82,671 shares of common stock issuable upon conversion of 203,150 shares of Series A preferred stock, and (b) currently exercisable options to purchase 257,500 shares of common stock.

Director Compensation

General.    Since the date of the 2004 Annual Meeting of Stockholders, the Company has provided cash and non-cash annual compensation to its non-employee directors as summarized below. The non-cash compensation described in the third item below is based on certain amendments to the Company’s 1997 Nonemployee Directors Compensation Plan (see “Nonemployee Directors Compensation Plan”), which were approved by stockholders at the 2004 Annual Meeting.

•	Annual retainer fee in the amount of $10,000 in cash to each nonemployee director;

•	Additional annual retainer fees to the Chairman of the Audit Committee in the amount of $15,000 in cash and to the Chairman of the Compensation Committee in the amount of $5,000 in cash; and

•	Annual grant of common stock equal to $30,000 (based on the average closing price of the Company’s common stock for 20 trading days preceding the Annual Meeting of Stockholders) to each nonemployee director.

In addition to the annual cash and non-cash compensation amounts described above, each of the directors who are not officers or consultants of the Company or its subsidiaries has been paid $1,000 for each meeting attended and $500 for each committee meeting attended. In addition, directors were reimbursed for their reasonable out-of-pocket expenses incurred in connection with travel to meetings of the Board of Directors or committees thereof.

Nonemployee Director Compensation Plan.    The Goodrich Petroleum Corporation 1997 Nonemployee Directors Compensation Plan (the “Nonemployee Directors Compensation Plan”) provides for both discretionary option and formula option grants and is administered by the Board of Directors of the Company, which may delegate all of its power of administration, with the exception of the power to authorize issuance of options. No director may vote or decide upon any matter relating solely to such director under the Nonemployee Directors Compensation Plan, nor may any director vote in any case in which the director’s individual right to claim any benefit under the Nonemployee Directors Compensation Plan is particularly involved. The purposes of the Nonemployee Director Compensation Plan are to attract and retain the services of experienced and knowledgeable outside directors of the Company and to provide an incentive for such outside directors to increase their proprietary interest in the Company’s long-term success and progress.

The maximum number of options to purchase shares of Common Stock that may be issued under the Nonemployee Directors Compensation Plan is 300,000, as approved by stockholders at the 2004 Annual Meeting. Options granted under the Nonemployee Directors Compensation Plan have a term of 10 years and are subject to earlier termination if the optionee’s membership on the Board of Directors terminates for cause. If the optionee’s membership on the Board of Directors is terminated for any reason other than cause, options may be exercised for up to four years from the date of such termination, but only as to the number of shares of Common Stock such optionee could have purchased on the date of termination from the Board of Directors. Discretionary option grants are exercisable as determined by the Board of Directors, and formula option grants are fully exercisable on the date of grant. The exercise price of an option shall be the closing stock price on the date of grant for both discretionary option grants and formula option grants.

On March 29, 2005, the Board of Directors approved the granting of an option to purchase 150,000 shares of the Company’s common stock awarded to the Company’s non-executive Chairman, Patrick E. Malloy, III. The stock option granted to Mr. Malloy is exercisable over a ten year period at an exercise price of $19.78 per share, which is equal to the closing price of the Company’s common stock on the New York Stock Exchange on March 29, 2005.

The Nonemployee Directors Compensation Plan contains provisions whereby the Board of Directors may make adjustments to the number of shares of Common Stock to be acquired upon exercise of options in the event of a stock split, combination or stock dividend.

The Nonemployee Directors Compensation Plan may be amended or terminated at any time by the Board of Directors. Such amendment or termination will not impair the rights of a non-employee director or affect options previously granted and outstanding under the Nonemployee Directors Compensation Plan.

Executive Compensation and Other Information

The following table summarizes certain information with respect to the compensation earned by the Company’s executive officers for services rendered in all capacities during the years indicated.

Summary Compensation Table

					Long-Term Compensation
Name and Principal Position	Fiscal Year		Annual Compensation		Restricted Stock Awards (#)(1)	Securities Underlying Options (#)	LTIP Payouts(2)	All Other Compensation(3)
			Salary	Bonus
Walter G. Goodrich	2004		$269,583	$150,000	43,000	70,000	$—	$13,000
Vice Chairman and	2003		208,125	125,000	25,050	—	102,209	12,000
Chief Executive Officer	2002		195,000	60,000	—	—	—	11,000

Robert C. Turnham, Jr.	2004		$220,833	$125,000	43,000	75,000	$—	$12,896
President and Chief	2003		171,250	100,000	35,050	—	62,594	9,785
Operating Officer	2002		145,000	50,000	—	—	—	10,512

Mark E. Ferchau	2004		$169,583	$82,500	11,250	45,000	$—	$9,758
Executive Vice President	2003		147,500	63,750	10,000	—	14,088	9,874
	2002		130,000	27,000	—	—	—	8,550

D. Hughes Watler, Jr.	2004		$163,750	$65,000	8,750	30,000	$—	$8,000
Senior Vice President and	2003	(4)	118,750	45,000	7,500	—	—	7,164
Chief Financial Officer

James B. Davis	2004		$140,833	$65,000	12,250	—	$—	$6,655
Senior Vice President,	2003		124,375	53,125	5,000	—		6,893
Engineering and	2002	(5)	79,235	15,000	—	25,000	—	5,412
Operations

(1)	The restricted stock vests in increments of one-third on the first three anniversary dates of each award resulting in the issuance of shares of common stock at each vesting date. Recipients of restricted stock awards will receive their currently non-vested restricted shares on the appropriate anniversary date of each award, provided they continue to be employees of the Company. The year-end value of the non-vested restricted shares held by the executive officers, based on the closing price of $16.21 per share for the Company’s common stock on the NYSE on December 31, 2004, were as follows: Messrs. Goodrich ($591,665), Turnham ($645,968), Ferchau ($175,603), Watler ($135,078) and Davis ($191,829).
(2)	Represents value of shares of common stock issued to executives on February 18, 2003, when the Company purchased an aggregate of 1,016,500 outstanding employee stock options by issuing 125,157 shares of its common stock to the holders of such options. The value of the shares of common stock issued to the Company’s executive officers was based on the closing price of $3.22 per share for the Company’s common stock on the NYSE on February 18, 2003.
(3)	Amounts represent matching contributions by the Company to the executive officer’s 401(k) Plan account.
(4)	Mr. Watler joined the Company in March 2003.
(5)	Mr. Davis joined the Company in March 2002.

Goodrich Petroleum Corporation 1995 Stock Option Plan (“Goodrich Plan”)

The Goodrich Plan provides for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Code, or options that do not constitute incentive stock options (“nonqualified stock options”)), restricted stock awards, stock appreciation rights, long-term incentive awards, and phantom stock awards, or any combination thereof. The Goodrich Plan covers an aggregate of 2,000,000 shares of Common Stock (subject to certain adjustments in the event of stock dividends, stock splits and certain other events). There are limitations on the number of shares of Common Stock, subject to adjustments, that may be issued pursuant to grants made under the Goodrich Plan to any one employee in any one year. The limitation referenced in the preceding sentence will be applied in a manner which permits compensation generated in connection with the exercise of options, stock appreciation rights and, if determined by the Compensation Committee, restricted stock awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration.    The Goodrich Plan is administered by the Compensation Committee, which consists of members of the Board who are outside and disinterested directors for purposes of the Code and the Exchange Act. The Compensation Committee has the power to determine which employees will receive an award, the time or times when such award will be made, the type of award and the number of shares of Common Stock to be issued under the award or the value of the award. Only persons who at the time of the grant are employees or consultants of the Company or of any subsidiary of the Company are eligible to receive grants under the Goodrich Plan.

Options.    The Goodrich Plan provides for two types of options: incentive stock options and nonqualified stock options. The Compensation Committee will designate the employees to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the Goodrich Plan. The term of any option granted under the Goodrich Plan shall be determined by the Compensation Committee; provided, however, that the term of any incentive stock option cannot exceed ten years from the date of the grant and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the Goodrich Plan is determined by the Compensation Committee; provided, however, that such exercise price cannot be less than the fair market value of a share of Common Stock on the date the option is granted (subject to adjustments). Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the shares at the time such option is granted. The exercise price of options granted under the Goodrich Plan is paid in full in a manner prescribed by the Compensation Committee.

Restricted Stock Awards.    Pursuant to a restricted stock award, shares of Common Stock will be issued or delivered to the employee at any time the award is made without any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as may be determined in the discretion of the Compensation Committee. The restrictions on disposition may lapse based upon (a) the Company’s attainment of specific performance targets established by the Compensation Committee such as (i) the price of a share of Common Stock, (ii) the Company’s earnings per share, (iii) the Company’s revenue, (iv) the revenue of a business unit of the Company designated by the Compensation Committee, (v) the return on stockholders’ equity achieved by the Company, or (vi) the Company’s pre-tax cash flow from operations; (b) the grantee’s tenure with the Company; or (c) a combination of both factors. The Company retains custody of the shares of Common Stock issued pursuant to a restricted stock award until the disposition restrictions lapse. An employee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period. However, upon the issuance to the employee of shares of Common Stock pursuant to a restricted stock award, except for the foregoing restrictions, such employee will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

Stock Appreciation Rights.    A stock appreciation right permits the holder to receive an amount (in cash, Common Stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of Common Stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option and no stock appreciation right may be exercised earlier than six months from the date of grant. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

Long-Term Incentive and Phantom Stock Awards.    The Goodrich Plan permits grants of long-term incentive awards (“performance awards”) and phantom stock awards, which may be paid in cash, Common Stock, or a combination thereof as determined by the Compensation Committee. Performance awards granted under the Goodrich Plan have a maximum value established by the Compensation Committee at the time of the grant. A grantee’s receipt of such amount is contingent upon satisfaction by the Company, or any subsidiary, division or department thereof, of future performance conditions established by the Compensation Committee prior to the beginning of the performance period. Such performance awards, however, shall be subject to later revisions as the Compensation Committee shall deem appropriate to reflect significant unforeseen events or changes. A performance award will terminate if the grantee’s employment with the Company terminates during the applicable performance period. Phantom stock awards granted under the Goodrich Plan are awards of Common Stock or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time or upon the occurrence of a specific event(s) (including, without limitation, a change of control) established by the Compensation Committee, without payment of any amounts by the holder thereof (except to the extent required by law) or satisfaction of any performance criteria or objectives. A phantom stock award terminates if the grantee’s employment with the Company terminates during the applicable vesting period or, if applicable, the occurrence of a specific event(s), except as otherwise provided by the Compensation Committee at the time of grant. In determining the value of performance awards or phantom stock awards, the Compensation Committee shall take into account the employee’s responsibility level, performance, potential, other awards under the Goodrich Plan, and such other consideration as it deems appropriate. Such payment may be made in a lump sum or in installments as prescribed by the Compensation Committee. Any payment made in Common Stock will be based upon the fair market value of the Common Stock on the payment date.

Restricted Stock Awards

Concurrently with the purchase of outstanding employee stock options in February 2003 (see “Stock Option Grants”), the Company awarded 150,000 restricted shares of its common stock, with a three year vesting schedule, to various employees under the Goodrich Plan. The Company awarded additional grants of 166,300 restricted shares of its common stock to various employees in February 2004 and 52,950 restricted shares of its common stock to various employees in December 2004 (none of whom were executive officers at that time). The number of restricted shares of common stock that were granted in February 2004 to the Company’s executive officers, as well as the number of restricted shares of common stock that were granted in December 2004 to James B. Davis, who was not an executive officer at that time, are reflected in the “Restricted Stock Awards” column of the Summary Compensation Table.

Stock Option Grants

During the year ended December 31, 2003, the Company did not issue any stock options to the executive officers named in the Summary Compensation Table. On February 18, 2003, the Company purchased 1,016,500 outstanding employee stock options by issuing 125,157 shares of its common stock to the holders of such options. The value of such shares issued to the Company’s executive officers is reflected in the “LTIP Payouts” column of the Summary Compensation Table. During the year ended December 31, 2004, the Company issued 220,000 stock options to a total of four employees, who were executive officers at that time (none of whom received awards of restricted shares of common stock in December 2004, see “Restricted Stock Awards”). The number of options issued to each executive officer is reflected in the “Securities Underlying Options” column of the Summary Compensation Table.

Stock Option Exercises and Year-End Holdings

The following table sets forth information concerning stock option holdings and the value of unexercised in-the-money stock options held by the executive officers named in the Summary Compensation Table (all such options were issued pursuant to equity compensation plans approved by the Company’s stockholders):

	Number of Shares Underlying Unexercised Options Held at December 31, 2004(1)		Value of Unexercised In-the-Money Options Held at December 31, 2004(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Walter G. Goodrich	25,000	70,000	$330,075	—
Robert C. Turnham, Jr.	17,500	75,000	$237,738	—
Mark E. Ferchau.	—	45,000	—	—
D. Hughes Watler, Jr	—	30,000	—	—
James B. Davis.	25,000	—	$307,675	—

(1)	After giving effect to the purchase by the Company of employee stock options in February 2003 (see “Stock Option Grants”). All of the options held by Mr. Ferchau at that time were purchased by the Company in February 2003, none of the options held by Mr. Davis at that time were purchased by the Company in February 2003, and Mr. Watler did not join the Company until March 2003.

(2)	Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company’s common stock on December 31, 2004 was $16.21 per share based on the closing sales price on the NYSE on such date.

Severance Agreements

In May 2003, the Company’s Board of Directors approved the execution of severance agreements with Messrs. Gil Goodrich and Turnham. In the event that the employment of either Mr. Goodrich or Mr. Turnham is terminated due to a “change of control” in the Company, the Company will pay each terminated executive an amount equal to two times his annual compensation and will also provide for continuation of the executive’s health and life insurance benefits at no cost to the executive for two years following termination. Pursuant to the agreements, a change of control is defined to include: (1) Sale or other transfer of substantially all of the Company’s assets; (2) Dissolution or liquidation of the Company; (3) Sale of more than 50% of the voting power of the Company’s securities: and (4) Merger or consolidation of the Company.

Equity Compensation Plan Information

The table below provides information relating to the Company’s combined equity compensation plans, covering both nonemployee directors and management, as of December 31, 2004.

Plan Category	Securities to be issued Upon Exercise of Outstanding Options	Weighted-average Exercise Price of Outstanding Options	Securities Remaining Available for Future Issuance Under Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holdings	410,500	$10.30	1,489,250	(1)
Equity compensation plans not approved by security holdings	—	—	—

	410,500	$10.30	1,489,250

(1)	The number of securities remaining available for future issuance under equity compensation plans excludes 400,250 shares under restricted stock provisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company, and administering the Company’s stock option plans under which stock-related grants and awards may be made to employees of the Company. The members of the Compensation Committee have furnished the following report on executive compensation for 2004.

The Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package of executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the individual’s and/or the Company’s achievement of certain goals or milestones, and (iii) long-term stock based incentive awards which strengthen the mutuality of interest between the executive officers and the Company’s stockholders.

In determining the level and position of compensation for each of the Company’s executive officers, the Board of Directors took into account various qualitative and quantitative indicators of corporate and individual performance. The Board of Directors generally seeks to set salaries at the low to medium end of the range in comparison to peer group companies. In setting such salaries, the Board of Directors considers its peer group to be certain companies in the energy exploration and production industry with market capitalizations similar to that of the Company. In addition, in evaluating the performance of management, the Board of Directors takes into consideration such factors as oil and gas drilling results, successful acquisitions and operating results. The Board of Directors also recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and community development.

For 2004, the Board of Directors included in its evaluations the exploration and financial results of the Company along with each individual’s job performance. Base compensation is established by the Compensation Committee, subject to the approval of the Board of Directors, and reviewed annually. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive, and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility and compensation levels of comparable companies. No predetermined weights are given to any one of such factors. The salaries for each of the executive officers in 2004 were determined based on the foregoing factors.

In addition to each executive officer’s base compensation, the Board may award cash bonuses and/or stock grant awards under the Company’s stock option plan to chosen executive officers depending on the extent to which certain personal and corporate performance goals are achieved. Such goals are the same as discussed above. For 2004, cash bonuses were awarded to executive officers as disclosed in the Summary Compensation Table.

Compensation of the Chief Executive Officer

The Company’s Chief Executive Officer, Walter G. Goodrich, participates in the executive compensation program described above. In establishing the base salary for Mr. Goodrich, the Compensation Committee assessed the pay levels for chief executive officers in similar companies in the oil and gas exploration and production industry and our profit performance. In 2004, Mr. Goodrich’s base salary was $269,583. For his performance in 2004, Mr. Goodrich was awarded a cash bonus of $150,000 and received an award of 70,000 stock options. In determining Mr. Goodrich’s compensation for 2004, the committee noted that the Company has achieved success in 2004 toward implementing its overall business strategy and accomplishing goals that had been set by the management team and approved by the Board. This success included achieving significant increases in oil and gas production volumes, operating cash flows and net income in the year ended December 31, 2004.

Compensation Deduction Limitation

The Board of Directors has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code that generally limits the Company’s ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee currently believes that the Company should be able to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions.

Summary

The Compensation Committee believes that the Company’s compensation policies and programs serve the interests of the Company’s stockholders and the Company effectively. The Compensation Committee will continue to monitor the effectiveness of the Company’s compensation programs and will make changes, when appropriate, to meet the current and future needs of the Company.

Compensation Committee

Josiah T. Austin, Chairman

Arthur A. Seeligson

Gene Washington

Steven A. Webster

Performance Graph

The following performance graph compares the performance of the Company’s Common Stock to the S&P Small Cap Index and the S&P 500 Index for the period beginning January 1, 2000 and ending December 31, 2004. The graph assumes that the value of the investment in the shares of Common Stock and each index was $100 at January 1, 2000, and that all dividends were reinvested. The Common Stock began trading on the New York Stock Exchange on August 15, 1995.

Comparison of Cumulative Return

Among Goodrich Petroleum Corporation

S & P Small Cap Index and S & P 500 Index

Compensation Committee Interlocks and Insider Participation

During 2004, no executive officer of the Company served as (i) a member of the Compensation Committee (or other Board committees performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of share ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file. To the Company’s knowledge, based solely on review of copies of such reports furnished to it and written representations that no other reports were required, the Company is not aware of any director, executive officer or greater than 10% stockholders who has not filed timely reports required by Section 16(a) of the Exchange Act, except as noted below. Based on their interpretation of the Section 16(a) rules, the Company’s executive officers did not file Form 4’s when they initially received awards of restricted stock beginning in February 2003, but instead filed Form 4’s when the awards became vested and the shares were issued. In April 2005, the executive officers became aware of the requirement to make such a filing when the awards were initially granted. Accordingly, Forms 5 were filed on April 8, 2005 to report the following restricted stock grants:

•	February 18, 2003 grants of restricted stock to Walter G. Goodrich, 25,050 shares; Robert C. Turnham, Jr., 35,050 shares; Mark E. Ferchau, 10,000 shares; D. Hughes Watler, Jr., 7,500 shares; and James B. Davis, 5000 shares.

•	February 4, 2004 grants of restricted stock awards to Walter G. Goodrich, 43,000 shares; Robert C. Turnham, Jr., 43,000 shares; Mark E. Ferchau, 11,250 shares; D. Hughes Watler, Jr., 8,750 shares; and James B. Davis, 6,250 shares.

•	December 6, 2004 grant of restricted stock to James B. Davis, 6,250 shares.

Certain Relationships and Other Transactions

Related Party Transactions with Patrick E. Malloy III and Josiah T. Austin

On March 12, 2002, the Company sold a 30% working interest in the existing production and shallow rights in its Burrwood and West Delta 83 fields, and a 15% working interest in the deep rights below 10,600 feet, for $12 million to Malloy Energy Company, LLC (“MEC”) led by Patrick E. Malloy, III and participated in by Sheldon Appel, each of whom were members of the Company’s Board of Directors at that time, as well as Josiah Austin, who subsequently became a member of the Company’s Board of Directors. Mr. Malloy is now Chairman of the Company’s Board of Directors and Mr. Appel retired from the Board of Directors in February 2004. The sale price was determined by discounting the present value of the acquired interest in the fields’ proved, probable and possible reserves using prevailing oil and gas prices. The Company retained an approximate 65% working interest in the existing production and shallow rights, and a 32.5% working interest in the deep rights after the close of the transaction. In conjunction with the sale, MEC provided a $7.7 million line of credit which reduced to $5.0 million on January 1, 2003 and expired, according to its terms, on December 31, 2004. MEC was also granted an option to participate on a proportionate cost basis in up to 30% of the Company’s working interests in any acquisitions the Company made in Louisiana on or before December 31, 2004. Pursuant to this option, MEC acquired a 30% working interest in three non-producing field acquisitions made by the Company in Louisiana during 2003 and 2004. Such interests acquired were in the Bethany-Longstreet and Plumb Bob fields in 2003 and in the St. Gabriel field in 2004.

In accordance with industry standard joint operating agreements, the Company bills MEC on a monthly basis for its share of the capital and operating costs of the Burrwood/West Delta 83 fields and the other three Louisiana fields in which MEC acquired a 30% working interest in 2003 and 2004. As of December 31, 2004, the amount billed and outstanding to MEC for its share of monthly capital and operating costs was $1,376,000 and is included in trade and other accounts receivable on the Company’s consolidated balance sheet at that date. Such amount was paid by MEC to the Company in the month subsequent to billing and MEC is current on payment of its billings.

The Company also serves as the operator for other oil and gas wells owned by Malloy Oil & Gas, LLC (“MOG”), an affiliate of MEC in which the Company owns a 7% after payout working interest. In accordance with industry standard joint operating agreements, the Company bills MOG on a monthly basis for its share of the capital and operating costs of these wells. As of December 31, 2004, the amount billed and outstanding to MOG for its share of monthly capital and operating costs was $1,681,000 and is included in trade and other accounts receivable on the Company’s consolidated balance sheet at that date. Such amount was paid by MOG to the Company in the month subsequent to billing and MOG is current on payment of its billings.

Consulting Agreement with Henry Goodrich

The Company has a consulting agreement with. Henry Goodrich, Chairman Emeritus, which commenced on August 15, 1995. Mr. Goodrich provides consulting services to the Company with regard to the identification and evaluation of acquisition and drilling opportunities, financing transactions, investor relations and other matters. Mr. Goodrich receives annual consulting fees from the Company of $175,000 for such services. Mr. Goodrich was awarded a bonus of $50,000 related to the Company’s performance in 2004.

Employment of Henry Goodrich, Jr.

Henry Goodrich, Jr., son of Henry Goodrich and brother of Walter G. Goodrich, has been employed by the Company since April 2000, initially as a Senior Acquisitions Analyst, and was promoted to Vice President—Corporate Planning and Business Development in February 2003. His annual compensation for 2004 was $117,500, which consisted of a salary of $110,000 and a bonus of $7,500 related to the Company’s performance in 2004.

Working Interest Ownership by Executive Officers

In connection with the cessation of new prospect activities by Goodrich Oil Company in 1995, the former investors of Goodrich Oil Company, including Henry Goodrich and Walter G. Goodrich, became working interest owners in certain of the drilling prospects of the Company. In that regard, each individually participated as working interest owners in a number of wells drilled by the Company prior to 2004, however, they did not participate in any wells drilled by the Company in the year ended December, 31, 2004. In late March 2005, the Company commenced drilling of the Perrett 68 No. 1 well, an exploratory well on the Port Hudson prospect in East Baton Rouge Parish, Louisiana, in which the Company owns an approximate 50% working interest. The Company’s five executive officers and several other employees are participating as working interest owners in this well to the extent of an aggregate 5% working interest. The estimated gross dry hole cost of this well is approximately $2.2 million and the Company’s executive officers and the other participating employees are paying their proportionate share of the drilling costs and will pay their proportionate share of the completion costs, if the well is successful.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company was established to implement and to support the Board’s oversight function with respect to the Company’s financial reporting, accounting policies, internal controls and its independent registered public accounting firm.

The Audit Committee is comprised of four non-employee members of the Company’s Board of Directors. After reviewing the qualifications of the current members of the Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current Committee members are “independent” as that concept is defined in Section 10A of the Securities Exchange Act, (2) all current Committee members are “independent” as that concept is defined in the applicable rules of the NYSE, (3) all current Committee members are financially literate, and (4) Mr. Perdue qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Securities Exchange Act.

During 2004, the Audit Committee held ten meetings, including quarterly meetings in connection with the preparation and filing of each of the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q for the applicable periods. The Audit Committee also held two additional meetings during the first fiscal quarter of 2005, in connection with the preparation of the December 31, 2004 financial statements and the preparation and filing of the Company’s Annual Report on Form 10-K.

In connection with the December 31, 2004 financial statements, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61;

•	received and discussed with the independent registered public accounting firm the matters required by Independence Standards Board Statement No. 1; and

•	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Audit Committee

Michael J. Perdue, Chairman

John T. Callaghan

Geraldine A. Ferraro

Arthur A. Seeligson

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2004 and 2003, and fees billed for other services rendered by KPMG LLP.

	2004	2003
Audit Fees(1)	$193,000	$160,000
Audit-Related Fees(2)	—	6,500

Total Audit and Audit-Related Fees	193,000	166,500
Tax Fees(3)	144,415	116,780
All Other Fees	—	—

Total Fees	$337,415	$283,280

(1)	Audit fees in 2003 include an additional $40,000 that was not previously reported.
(2)	Audit related fees in 2003 consisted principally of accounting related research.
(3)	Tax fees consisted of tax compliance services and related research and consultations.

The Audit Committee, or one of its members, must pre-approve any non-audit services provided to the Company. The Audit Committee has determined that the above fees are compatible with maintaining the independence of KPMG LLP.

PROPOSAL 2—APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, subject to ratification by the Company’s stockholders. KPMG LLP has acted as the Company’s auditors since its inception in 1995. A representative of KPMG LLP is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

The approval and adoption of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of stockholders. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, abstentions would have the same effect as a vote against this proposal, even though this may not be the intent of the person entitled to vote or giving the proxy. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at stockholders’ meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

Proposals for 2006 Annual Meeting

Proposals by holders of Common Stock intended to be presented to the Annual Meeting of Stockholders of the Company to be held in 2006 must be received by the Company, addressed to Goodrich Petroleum Corporation, 808 Travis Street, Suite 1320, Houston, Texas 77002, no later than January 11, 2006, to be included in the Company proxy statement and form of proxy relating to that meeting. With respect to business to be brought before the Annual Meeting, the Company has not received any notices from its stockholders.

In addition, the Company’s Bylaws provide that only such business as is properly brought before the Company’s 2006 Annual Meeting of Stockholders will be conducted. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Stockholders of the Company to the Secretary of the Company. For a stockholder’s notice to be timely with respect to business to be brought before the Annual Meeting of Stockholders of the Company to be held in 2006, it must be delivered to or mailed and received at the Company’s principal executive offices, 808 Travis Street, Suite 1320, Houston, Texas 77002, on or before March 10, 2006. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting certain information required by the Company’s Bylaws. A copy of the Company’s Bylaws can be obtained via EDGAR or upon written request to the Company’s Secretary.

Director Nominations for 2006 Annual Meeting and for Any Special Meetings

Only persons who are nominated in accordance with the following procedures will be eligible for election, and to serve, as directors. Nominations of persons for election to the Company’s Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice thereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. For a stockholder’s notice to be timely with respect to business to be brought before the Annual Meeting of Stockholders of the Company to be held in 2006, it must be delivered to or mailed and received at the Company’s principal executive offices, 808 Travis Street, Suite 1320, Houston, Texas 77002 (i) with respect to an election to be held at the annual meeting of stockholders of the Company, before March 24, 2006, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of Directors, not later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.

Such stockholder’s notice to the Secretary shall include certain information required by the Company’s Bylaws. A copy of the Company’s Bylaws can be obtained via EDGAR or upon written request to the Company’s Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

The information contained in this proxy statement in the sections entitled “Performance Graph,” “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

By Order of the Board of Directors

Walter G. “Gil” Goodrich
Vice Chairman and Chief Executive Officer

Houston, Texas

April 8, 2005

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Goodrich Petroleum Corporation

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Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

For Withhold

01—Josiah T. Austin 02—Geraldine A. Ferraro 03—Gene Washington

B Proposal

The Board of Directors recommends a vote FOR the following proposal.

For Against Abstain

2. Proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ended December 31, 2005.

This Proxy is solicited on behalf of the Board of Directors. This Proxy will be voted as directed. In the absence of direction, this Proxy will be voted FOR the three nominees and FOR Proposal 2.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

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Proxy—Goodrich Petroleum Corporation

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 24, 2005

The undersigned hereby constitutes and appoints Walter G. Goodrich and Kirkland H. Parnell and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at the Berkshire Room, Lancaster Hotel, 701 Texas Avenue, Houston, Texas, on May 24, 2005 at 11:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

(To be Signed and Continued on the Reverse Side.)